Exhibit 99.1

Clayton Williams Energy Announces Third Quarter 2010 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--November 3, 2010--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ: CWEI) today reported its financial results for the third quarter of 2010.

Financial Results

Net income attributable to Company stockholders for the third quarter of 2010 was $11.6 million, or $.96 per share, as compared to a net loss of $13.6 million, or $1.12 per share, for the third quarter of 2009. Cash flow from operations for the third quarter of 2010 was $57.5 million as compared to $28.3 million during the same period in 2009.

For the nine months ended September 30, 2010, net income attributable to Company stockholders was $42.3 million, or $3.48 per share, as compared to a net loss of $74.5 million, or $6.14 per share, for the same period in 2009. Cash flow from operations for the nine-month period in 2010 was $154.2 million as compared to $68.2 million during the same period in 2009.

The key factors affecting the comparability of financial results for the third quarter of 2010 (“3Q10”) versus the third quarter of 2009 (“3Q09”) were:

  Oil and gas sales increased $22.5 million in 3Q10 versus 3Q09. Production variances accounted for $12.3 million of this increase, and price variances accounted for the remaining $10.2 million. Oil production increased 38% in 3Q10 compared to 3Q09 while gas production declined 35% versus 3Q09. Average realized oil prices were $73.18 per barrel in 3Q10 versus $64.60 per barrel in 3Q09, and average realized gas prices were $4.56 per Mcf in 3Q10 versus $3.79 per Mcf in 3Q09.
  Oil and gas production per BOE (barrel of oil equivalent) increased by 4% in 3Q10 as compared to 3Q09. Oil production for 3Q10 increased 38% to 915,000 barrels, or 9,946 barrels per day, as compared to 662,000 barrels, or 7,196 barrels per day, for 3Q09 due primarily to added production from the Company’s oil-prone drilling programs in the Permian Basin and the Austin Chalk. Gas production for 3Q10 declined 35% to 2.5 Bcf, or 27,500 Mcf per day, as compared to 3.9 Bcf, or 42,391 Mcf per day, for 3Q09 due primarily to a combination of normal production declines from existing wells and the loss of production related to the sale of certain properties in North Louisiana in June 2010 as discussed below.
  In June 2010, the Company sold its interest in 22 operated and 76 non-operated producing wells in North Louisiana for net proceeds of $73.1 million. During 3Q09 the sold wells produced 230 barrels of oil per day and 10,076 Mcf of gas per day. After giving pro forma effect to the sale of these properties on the reported production for 3Q09, oil and gas production per BOE increased 19% as compared to a 4% unadjusted increase in production.
  Loss on derivatives for 3Q10 was $4 million ($8 million non-cash mark-to-market loss and $4 million realized gain on settled contracts) versus a gain in 3Q09 of $4.7 million ($10.6 million non-cash mark-to-market gain and $5.9 million realized loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.
  Exploration charges decreased $23.3 million in 3Q10 to $1.7 million compared to $25 million in 3Q09 due primarily to the Company’s current emphasis on developmental drilling.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items, November 3rd at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 75748062. The replay will be available for one week at 888-286-8010, passcode 88716373.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUES
Oil and gas sales	$81,978	$59,436	$237,938	$167,438
Natural gas services	397	1,639	1,352	4,578
Drilling rig services	-	-	-	6,681
Gain on sales of assets	2,857	1,351	3,256	2,014
Total revenues	85,232	62,426	242,546	180,711

COSTS AND EXPENSES
Production	20,518	19,258	62,012	56,617
Exploration:
Abandonments and impairments	364	24,149	6,133	41,066
Seismic and other	1,361	898	3,995	6,556
Natural gas services	297	1,344	951	3,966
Drilling rig services	123	904	1,204	10,901
Depreciation, depletion and amortization	25,223	30,053	76,272	92,704
Impairment of property and equipment	794	-	11,908	32,068
Accretion of abandonment obligations	659	824	1,953	2,290
General and administrative	8,730	4,012	22,786	14,796
Loss on sales of assets and impairment of inventory	80	555	1,523	4,400
Total costs and expenses	58,149	81,997	188,737	265,364
Operating income (loss)	27,083	(19,571)	53,809	(84,653)

OTHER INCOME (EXPENSE)

Interest expense	(6,040)	(6,526)	(18,393)	(17,700)
Gain (loss) on derivatives	(3,995)	4,723	27,289	(14,537)
Other	972	(76)	2,816	1,651

Total other income (expense)	(9,063)	(1,879)	11,712	(30,586)

Income (loss) before income taxes	18,020	(21,450)	65,521	(115,239)

Income tax (expense) benefit	(6,397)	7,850	(23,260)	42,171

NET INCOME (LOSS)	11,623	(13,600)	42,261	(73,068)
Less income attributable to noncontrolling interest, net of tax	-	-	-	(1,455)
NET INCOME (LOSS) attributable to Clayton Williams Energy, Inc.	$11,623	$(13,600)	$42,261	$(74,523)

Net income (loss) per common share attributable to
Clayton Williams Energy, Inc. stockholders:
Basic	$0.96	$(1.12)	$3.48	$(6.14)
Diluted	$0.96	$(1.12)	$3.48	$(6.14)

Weighted average common shares outstanding:
Basic	12,146	12,144	12,146	12,136
Diluted	12,146	12,144	12,146	12,136

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	September 30,	December 31,
	2010	2009
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$22,004	$14,013
Accounts receivable:
Oil and gas sales	28,766	28,721
Joint interest and other, net	4,815	6,669
Affiliates	690	624
Inventory	45,080	43,068
Deferred income taxes	168	1,362
Fair value of derivatives	14,239	-
Assets held for sale	7,411	7,411
Prepaids and other	2,724	1,729
	125,897	103,597
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,631,453	1,579,664
Natural gas gathering and processing systems	18,401	17,816
Contract drilling equipment	50,158	41,533
Other	20,196	16,550
	1,720,208	1,655,563
Less accumulated depreciation, depletion and amortization	(1,008,119)	(985,517)
Property and equipment, net	712,089	670,046

OTHER ASSETS
Debt issue costs, net	4,210	4,874
Fair value of derivatives	2,155	4,427
Other	1,836	1,660
	8,201	10,961

	$846,187	$784,604

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$48,389	$47,211
Oil and gas sales	26,218	18,063
Affiliates	1,015	1,097
Fair value of derivatives	-	5,907
Accrued liabilities and other	13,910	11,995
	89,532	84,273

NON-CURRENT LIABILITIES
Long-term debt	385,000	395,000
Deferred income taxes	76,016	54,065
Other	41,103	38,991
	502,119	488,056

STOCKHOLDERS' EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,215	1,215
Additional paid-in capital	152,051	152,051
Retained earnings	101,270	59,009
Total stockholders' equity	254,536	212,275

	$846,187	$784,604

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$11,623	$(13,600)	$42,261	$(73,068)
Adjustments to reconcile net income (loss) to cash
provided by operating activities:
Depreciation, depletion and amortization	25,223	30,053	76,272	92,704
Impairment of property and equipment	794	-	11,908	32,068
Exploration costs	364	24,149	6,133	41,066
(Gain) loss on sales of assets and impairment of inventory, net	(2,777)	(796)	(1,733)	2,386
Deferred income tax expense (benefit)	6,397	(7,850)	23,260	(42,171)
Non-cash employee compensation	2,987	326	8,066	953
Unrealized (gain) loss on derivatives	7,997	(10,593)	(17,874)	8,314
Amortization of debt issue costs	400	539	1,174	1,163
Accretion of abandonment obligations	659	824	1,953	2,290

Changes in operating working capital:
Accounts receivable	(3,491)	2,198	1,743	12,777
Accounts payable	8,650	(9,449)	5,247	(26,075)
Other	(1,335)	12,536	(4,242)	15,800
Net cash provided by operating activities	57,491	28,337	154,168	68,207

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(73,113)	(30,726)	(208,641)	(99,808)
Proceeds from sales of assets	2,659	1,439	75,670	2,109
Change in equipment inventory	(4,375)	(13,274)	(3,075)	(25,868)
Other	(33)	(12)	(131)	(109)
Net cash used in investing activities	(74,862)	(42,573)	(136,177)	(123,676)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	29,000	50,700	-	75,900
Repayments of long-term debt	-	(30,000)	(10,000)	(39,375)
Proceeds from exercise of stock options	-	-	-	152
Net cash provided by (used in) financing activities	29,000	20,700	(10,000)	36,677

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	11,629	6,464	7,991	(18,792)

CASH AND CASH EQUIVALENTS
Beginning of period	10,375	15,943	14,013	41,199

End of period	$22,004	$22,407	$22,004	$22,407

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF EBITDAX
(Unaudited)
(In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, (gain)/loss on sales of assets and impairment of inventory and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of abandonment obligations, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income (loss)	$11,623	$(13,600)	$42,261	$(73,068)
Interest expense	6,040	6,526	18,393	17,700
Income tax (benefit) expense	6,397	(7,850)	23,260	(42,171)
Exploration:
Abandonments and impairments	364	24,149	6,133	41,066
Seismic and other	1,361	898	3,995	6,556
(Gain) loss on sales of assets and impairment of inventory	(2,777)	(796)	(1,733)	2,386
Depreciation, depletion and amortization	25,223	30,053	76,272	92,704
Impairment of property and equipment	794	-	11,908	32,068
Accretion of abandonment obligations	659	824	1,953	2,290
Non-cash employee compensation	2,987	326	8,066	953
Non-cash changes in fair value of derivatives	7,997	(10,593)	(17,874)	8,314

	$60,668	$29,937	$172,634	$88,798

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Average Daily Production:

Oil (Bbls):
Permian Basin	6,092	3,526	5,469	4,010
Austin Chalk (Trend)	3,044	2,585	2,827	2,821
North Louisiana	-	230	94	257
South Louisiana	727	773	596	624
Other	83	82	80	87
Total	9,946	7,196	9,066	7,799

Natural Gas (Mcf):
Permian Basin	13,931	14,374	13,702	15,157
Austin Chalk (Trend)	2,325	2,306	2,222	2,580
North Louisiana	-	10,076	4,790	12,007
South Louisiana	5,650	10,755	6,024	10,342
Cotton Valley Reef Complex	3,708	3,916	3,770	3,989
Other	1,886	964	1,232	1,233
Total	27,500	42,391	31,740	45,308

Natural gas liquids (Bbls):
Permian Basin	535	246	388	241
Austin Chalk (Trend)	258	288	238	296
North Louisiana	-	26	10	21
South Louisiana	119	116	95	73
Other	66	9	27	10
Total	978	685	758	641

Total Production:
Oil (MBbls)	915	662	2,475	2,129
Natural Gas (MMcf)	2,530	3,900	8,665	12,369
Natural gas liquids (MBbls)	90	63	207	175
Total (MBOE)	1,427	1,375	4,126	4,366

Average Realized Prices (a):
Oil ($/Bbl)	$73.18	$64.60	$74.39	$52.10
Gas ($/Mcf)	$4.56	$3.79	$5.21	$4.11
Natural gas liquids ($/Bbl)	$36.88	$31.89	$40.38	$26.70

Gain (Loss) on settled derivative contracts (a):
($ in thousands, except per unit)
Oil:
Net realized loss	$(227)	$(8,861)	$(3,098)	$(13,701)
Per unit produced ($/Bbl)	$(0.25)	$(13.39)	$(1.25)	$(6.44)

Gas:
Net realized gain	$4,230	$2,992	$12,514	$7,478
Per unit produced ($/Mcf)	$1.67	$0.77	$1.44	$0.60

(a)	Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2010 or 2009 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2010 and 2009 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to September 30, 2010.

	Oil		Gas
Swaps:	Bbls	Price	MMBtu (a)	Price
Production Period:
4th Quarter 2010	480,000	$76.24	1,680,000	$6.80
2011	2,376,000	$83.75	6,420,000	$7.07
2012	570,000	$87.60	-	$-
	3,426,000		8,100,000

____

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer
cwei@claytonwilliams.com
www.claytonwilliams.com